UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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ATLANTIC AMERICAN CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ATLANTIC AMERICAN CORPORATION
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319-3000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD May 21, 2019

Notice is hereby given that the Annual Meeting of Shareholders of Atlantic American Corporation (the “Company”) will be held at the principal executive offices of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319 at 10:00 A.M., Eastern Time, on May 21, 2019, for the following purposes:

(1)	To elect six (6) directors of the Company to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;
(2)	To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019;
(3)	To hold an advisory vote on executive compensation;
(4)	To hold an advisory vote on the frequency of the advisory vote on executive compensation; and
(5)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on March 15, 2019 will be entitled to notice of, and to vote at, the meeting, or any adjournments or postponements thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY, OR VOTE VIA INTERNET, TO ENSURE YOUR SHARES ARE REPRESENTED AT THE MEETING. NO POSTAGE IS REQUIRED WHEN MAILED IN THE ENCLOSED ENVELOPE IN THE UNITED STATES.

By Order of the Board of Directors

J. Ross Franklin Vice President, Chief Financial Officer and Secretary

April 1, 2019
Atlanta, Georgia

ATLANTIC AMERICAN CORPORATION
4370 Peachtree Road, N.E.
Atlanta, Georgia 30319-3000

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 21, 2019

GENERAL

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Atlantic American Corporation (the “Company”) for use at the Company’s 2019 Annual Meeting of Shareholders (the “Meeting”) to be held at the time and place, and for the purposes, specified in the accompanying Notice of Annual Meeting of Shareholders, and at any postponements or adjournments thereof. When the enclosed proxy is properly executed and returned, or you vote your proxy through the Internet as provided for on the enclosed proxy card, the shares which it represents will be voted at the Meeting in accordance with the instructions thereon. In the absence of any such instructions, the shares represented thereby will be voted in favor of the election of all of the nominees for director listed under the caption “Election of Directors,” and for the ratification of the appointment of Dixon Hughes Goodman LLP (“Dixon Hughes”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. Management does not know of any other business to be brought before the Meeting not described herein, but it is intended that as to any such other business properly brought before the Meeting, a vote would be cast pursuant to any proxy granted in accordance with the judgment of the proxies appointed thereunder. This proxy statement and the accompanying form of proxy are first being given or sent to shareholders of the Company, and made available on the Internet, on or about April 1, 2019.

Only holders of record of issued and outstanding shares of $1.00 par value per share common stock of the Company (the “Common Stock”) as of the close of business on March 15, 2019 (the “Record Date”) will be entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 20,154,832 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote for up to six (6) nominees for director, and one vote on each other matter to be acted upon at the Meeting. Cumulative voting for directors is not allowed.

VOTING

If you are a shareholder whose shares are held in “street name” (i.e., in the name of a broker, bank or other nominee), you must either direct the “record holder” (i.e., the broker, bank or other nominee) of your shares how to vote your shares or obtain a proxy, executed in your favor, from the record holder to be able to vote at the Meeting.

We encourage shareholders who hold shares in street name to provide instructions to the record holder on how to vote your shares. Providing voting instructions ensures that your shares will be voted at the Meeting. If shares are held through a broker, bank or other nominee, that record holder, under certain circumstances, may exercise its discretionary authority to vote the shares without instructions. On certain “routine” matters, record holders have authority to, although are not required to, vote their customers’ shares if the customers do not provide voting instructions. The proposal to ratify the appointment of Dixon Hughes as our independent registered public accounting firm for the fiscal year ending December 31, 2019 is considered a routine matter. When a broker, bank or other nominee votes its customer’s shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the Meeting and in determining the number of shares voted for or against the routine matter. When a broker, bank or other nominee does not exercise its discretionary authority to vote a customer’s shares on a routine matter if the customer does not provide voting instructions, these shares are still counted for purposes of establishing a quorum, but have no effect on the outcome of such matter.

On “non-routine” matters, if the broker, bank or other nominee has not received voting instructions from the beneficial shareholder, the broker, bank or other nominee cannot vote the shares on that matter, which is considered a “broker non-vote.” Broker non-votes are counted for purposes of establishing a quorum to conduct business at the Meeting but not for determining the number of shares voted for or against any non-routine matter to be acted upon at the Meeting. The proposal relating to the election of the directors is considered a non-routine matter.

REVOKING A PROXY

Any shareholder who executes and delivers a proxy, or votes a proxy through the Internet, may revoke it at any time prior to its use by: (i) giving written notice of such revocation to the Secretary of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319-3000; (ii) executing and delivering a proxy bearing a later date to the Secretary of the Company at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319-3000; (iii) voting, or re-voting, as the case may be, a proxy over the Internet at a later date; or (iv) attending the Meeting and voting in person.

VOTE REQUIRED

A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to have the quorum necessary to transact business. As described above, abstentions and “broker non-votes” will be counted as present in determining whether the quorum requirement is satisfied. A “broker non-vote” on any proposal occurs when a broker, bank or other nominee holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the broker, bank or other nominee has not received instructions from the beneficial owner and does not have, or declines to exercise, discretionary authority to vote with respect to such other proposal.

Pursuant to the Georgia Business Corporation Code and the Company’s bylaws, directors are elected by a plurality of votes cast (the six director nominees receiving the highest number of votes cast will be elected as directors). The affirmative vote of a majority of the shares of Common Stock represented at the Meeting and entitled to vote is required to approve the ratification of the appointment of the Company’s independent registered public accounting firm. Votes withheld and broker non-votes will have no effect on the outcome of any matter to be voted on at the Meeting.

EXPENSES OF SOLICITATION

The costs of soliciting proxies for the Meeting will be borne by the Company. Officers, directors and employees of the Company may solicit proxies by telephone, personal interview, electronic communication such as email, or otherwise, but will not receive any additional compensation for so doing. No contract or arrangement exists for engaging specially-paid employees or solicitors in connection with the solicitation of proxies for the Meeting. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries holding shares for a beneficial owner to send proxies and proxy materials to their principals, and the Company will reimburse them for their expenses in so doing.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 21, 2019.

The proxy statement, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, are also available at www.atlam.com. If you need directions to the 2019 Annual Meeting of Shareholders, please call 404-266-5500.

ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 is being provided with this proxy statement.

1.	ELECTION OF DIRECTORS

One of the purposes of the Meeting is to elect six individuals to serve as Directors until the Company’s next annual meeting of shareholders and until their respective successors have been elected and qualified, or until their earlier resignation or removal. In the event any of the nominees should be unavailable to serve as a director, which contingency is not presently anticipated, proxies may be voted for the election of such other persons as may be designated by the present Board of Directors or the Board of Directors may reduce the number of Director nominees.

All of the nominees for election to the Board of Directors have been nominated by the Board upon the recommendation of the controlling shareholder of the Company. All of the nominees for director are currently Directors of the Company. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected as a nominee or is to be elected as a Director.

The following sets forth certain information with respect to the six nominees for Director to be voted on at the Meeting:

Name	Age	Position with the Company
Hilton H. Howell, Jr	57	Chairman of the Board, President and Chief Executive Officer
Robin R. Howell	54	Director
Mark E. Preisinger	59	Director
Joseph M. Scheerer	44	Director
Scott G. Thompson	74	Director
D. Keehln Wheeler	58	Director

The biographies of each of the nominees for Director contain information regarding, as applicable, the person’s service as a director to the Company, business, educational, and other professional experience, director positions with any other “publicly traded” company held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, during the last ten years, and the experiences, qualifications, attributes or skills that caused the Board to determine that the person should be nominated to serve as a Director of the Company. The Company believes that the backgrounds and qualifications of its Directors, considered as a group at any time, should provide diverse business and professional capabilities, along with the experience, knowledge and other abilities that will allow the Board to effectively fulfill its responsibilities.

Mr. Howell has been President and Chief Executive Officer of the Company since May 1995 and prior thereto served as Executive Vice President of the Company from October 1992 to May 1995. During his tenure with the Company, Mr. Howell has also served in various capacities for the Company’s subsidiaries. He is actively engaged in key decision making of each of the Company’s operating subsidiaries and has longstanding relationships with not only the Company’s employees but a significant number of the Company’s subsidiaries’ significant independent agents. He has been a Director of the Company since October 1992 and, beginning in February 2009, assumed the role of Chairman of the Board of Directors. Due to the relative size of the Company and the scope of its operations, the Board of Directors has concluded that Mr. Howell, due to his high level involvement, can serve effectively in the dual role of Chairman of the Board and President and Chief Executive Officer. He is also Chairman and Chief Executive Officer of Gray Television, Inc. In addition to being very familiar with our Company, Mr. Howell is also a former attorney, which background provides additional perspective to the decisions facing not only our Company but the Board of Directors. Mr. Howell has also been actively involved in various segments of the insurance industry throughout his career, resulting in significant depth and breadth of industry knowledge which is beneficial to the Board of Directors. Mr. Howell is the son-in-law of Harriett J. Robinson, a greater than 5% holder of the outstanding shares of Common Stock of the Company, and is also Mrs. Howell’s husband.

Mrs. Howell has been a Director of the Company since 2012. She has served as Vice President and a Director of both Delta Life Insurance Company and Delta Fire & Casualty Insurance Company since 1992. She is a former Chairman of the Board of Farmer’s and Merchant’s Bank and a former director of Premier Bancshares, Inc. She received a BA in Economics from the University of Virginia and a Masters of Business Administration from the University of Texas at Austin, and she has had a number of management and oversight roles in various businesses in which her family maintains an interest. Mrs. Howell is active in the community, including serving on the Board of Directors and Executive Committee of the High Museum of Art, the Board of Directors of the Forward Arts Foundation, and as a member of the Junior League of Atlanta. Mrs. Howell’s experience in board matters and the insurance industry and involvement at the executive level in various businesses is invaluable to the Board, and her numerous civic, social and academic associations provides valuable insight for the Company and elevates the Company’s profile in the community. Mrs. Howell is the wife of Mr. Howell and the daughter of Mrs. Robinson.

Mr. Preisinger has been a Director of the Company since 2016. He is the Director of Corporate Governance for The Coca-Cola Company, a global non-alcoholic beverage company. In this capacity his responsibilities include coordinating engagement between the company and its institutional and individual shareholders, with a primary focus on corporate governance, environmental and social issues. He joined The Coca-Cola Company in 1984 and has managed a variety of domestic and international assignments for the business. Mr. Preisinger serves on the New York Stock Exchange Listed Company Advisory Board; on the Advisory Board for the Ira M. Millstein Center for Global Markets and Corporate Ownership at Columbia Law School; on the Board of Directors of the Investor Responsibility Research Center in New York; and is an Emeritus member of the Advisory Board of the Weinberg Center for Corporate Governance at the University of Delaware. He is a past member of the Board of Governors of the

International Corporate Governance Network; has been Co-Chairman of the Council of Institutional Investors and he has been listed on the NACD 100 most influential people in the boardroom community. The Board believes Mr. Preisinger’s significant experience and insights into executive and corporate governance matters will greatly benefit the Board and complement its perspectives.

Mr. Scheerer has been a Director of the Company since December 2014. Mr. Scheerer founded Stonybrook Capital & Risk Management in 2012 to build on over 20 years of experience, relationships and technical skills in insurance, reinsurance and investment banking and capital markets on Wall Street. Mr. Scheerer is also an active investor in the insurance sector, and is a frequent speaker on the state of the insurance and reinsurance industries. Mr. Scheerer also serves on the board of directors of Insurance Acquisitions Corporation and on its compensation committee and is the chairman of the investment and advisory committee of the Inter-Atlantic Stonybrook Insurance Technology fund. Mr. Scheerer graduated from the University of Pennsylvania with a Bachelor of Arts in Economics and International Relations.

Mr. Thompson has been the President and Chief Executive Officer of American Southern Insurance Company, a subsidiary of the Company, since 2004; prior thereto he had been the President and Chief Financial Officer of that company since 1984. He has been a Director of the Company since February 1996. Mr. Thompson is a certified public accountant and has been employed by American Southern for substantially his entire career. His insights with respect to American Southern’s business model, its historical operations and the perspective on its niche products provide valuable insight to the Board of Directors.

Mr. Wheeler has been a Director of the Company since June 2015. He is the President and Chief Executive Officer of MaxMedia, a digital media and branding company based in Atlanta, Georgia which he founded in 1996. Mr. Wheeler has founded, or was a member of the board of, a number of successful companies. Mr. Wheeler’s prior board experience, success in various new media and branding experience provides additional expanded perspectives to the Board of Directors.

The Board of Directors recommends a vote FOR the election of each of the nominees for Director.

Board Leadership and Structure, and Risk Oversight

The Company is a “controlled company” and has historically experienced limited turnover in its senior management and board of directors. The Company maintains a board leadership structure under which our President and Chief Executive Officer (“CEO”) also serves as the Chairman of the Board of Directors. We believe that the Company, like many other publicly-traded and private companies, is well-served by this leadership structure. Having one person serve as both CEO and Chairman of the Board demonstrates for our employees, agents, suppliers, customers and other shareholders that our Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations and guiding our strategic efforts. We believe having a single leader for both the Company and the Board of Directors eliminates the potential for confusion or duplication of efforts, and provides clear direction and leadership for our Company. We believe that having one person serve as CEO and Chairman of the Board is appropriate and in the best interests of our Company and our shareholders at this time.

The Board has not formally designated a lead independent director and believes that as a result thereof, executive sessions of the Board, which are attended solely by independent directors, result in an open and free flow of discussion of any and all matters that any director may believe relevant to the Company and/or its management.

The Company believes that its leadership structure appropriately allows all directors to effectively participate in the provision of risk oversight. While the Board maintains oversight responsibility for the management of the Company’s risks, it has delegated oversight responsibility for certain areas of potential exposure to its committees. The Audit Committee oversees the accounting and financial reporting processes of the Company, as well as legal and compliance matters and risk management. The Audit Committee charter provides that the Audit Committee is responsible for overseeing the internal controls of the Company along with its adherence with compliance and regulatory requirements. The Audit Committee also reviews and approves all transactions with related parties. On at least a quarterly basis, the Company’s Director of Internal Audit provides a comprehensive report to the Audit Committee regarding the Company’s key risks, including operational, financial and other risks. While the Audit Committee has been delegated primary responsibility for overseeing risk management, our entire Board of Directors is actively involved in overseeing this function for the Company. The full Board also engages in periodic discussion with the CEO, Chief Financial Officer (“CFO”), executive management of each of the Company’s operating subsidiaries and other corporate officers as the Board may deem appropriate or desirable. In addition to the roles performed by the Audit Committee, the Stock Option and Compensation Committee considers, evaluates and oversees potential risks that may arise through the implementation of our compensation programs and engages directly with all Board members, as and if necessary. We do not believe our compensation programs encourage unnecessary or excessive risk taking.

The Company believes that its leadership structure promotes effective Board oversight of risk management because the Board directly, and through its various committees, is regularly provided by management with the information necessary to appropriately monitor, evaluate and assess the Company’s overall risk management.

Pursuant to our bylaws (the “Bylaws”), any director who is an “independent director” under the listing standards of the NASDAQ Stock Market (the “NASDAQ Rules”) and not a member of the family of the controlling shareholder of the Company shall offer to resign from the Board upon reaching age 72 and not be eligible to stand for reelection to the Board following such individual having reached age 72, absent a waiver from such requirement, which waiver may only be granted by affirmative vote of the majority of the members of the Board, not including the affected member.

Committees of the Board of Directors

As a result of the level of beneficial ownership of our Common Stock by members of the Robinson family and their affiliates, the Company meets the definition of a “controlled company” as defined pursuant to Rule 5615(c)(1) of the NASDAQ Rules. Accordingly, the Company is exempt from certain requirements of the NASDAQ Rules, including the requirement that a majority of its Board of Directors be independent, as defined in such rules, the requirement that director nominees be selected, or recommended for the board’s selection, by either a majority of the independent directors or a nominating committee comprised solely of independent directors, and certain requirements relating to the determination of executive officer compensation. Notwithstanding this, however, the Board of Directors has determined that the following individuals are independent pursuant to the NASDAQ Rules for purposes of serving as a member of the Board of Directors: Mark E. Preisinger, Joseph M. Scheerer and D. Keehln Wheeler.

The Board of Directors of the Company has three standing committees: the Executive Committee, the Stock Option and Compensation Committee and the Audit Committee.

The Executive Committee consists of Messrs. Howell and Wheeler, and Mrs. Howell. The Executive Committee’s function is to act in the place and stead of the Board of Directors to the extent permitted by law on matters which require Board action between meetings of the Board of Directors. The Executive Committee did not meet during 2018.

The Stock Option and Compensation Committee consists of Messrs. Wheeler, Scheerer and Preisinger (Chairman), who are each independent pursuant to the NASDAQ Rules. The Stock Option and Compensation Committee’s function is to establish the number of equity incentive awards to be granted to officers and key employees and the annual salaries and bonus amounts payable to executive officers of the Company. The Stock Option and Compensation Committee met or acted by written consent one time during 2018. Due to its status as a “controlled company” pursuant to NASDAQ Rules and the related historically low turnover among Board and Committee members, as well as among the Company’s executive officers, the Board has not foreseen a need to adopt a written charter to govern the Stock Option and Compensation Committee’s functions.

The Audit Committee is currently composed of Messrs. Wheeler (Chairman), Scheerer and Preisinger. The Audit Committee oversees the Company’s (i) financial reports and other financial information; (ii) systems of internal controls regarding finance, accounting, legal compliance and ethics; and (iii) auditing, accounting and financial reporting processes.

The Board of Directors has determined that all members of the Audit Committee are independent for purposes of being an Audit Committee member, and financially literate, as such terms are defined in the NASDAQ Rules and the rules of the Securities and Exchange Commission (the “SEC”). In addition, the Board of Directors has determined that Mr. Scheerer is an “audit committee financial expert” as defined by the SEC in Item 407(d) of Regulation S-K. In making such determination, the Board took into consideration, among other things, the express provision in Item 407(d) of Regulation S-K that the determination that a person is an audit committee financial expert shall not impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the Audit Committee, nor shall it affect the duties and obligations of other Audit Committee members or the Board of Directors. The Audit Committee has a written charter which sets out its authority and responsibilities, a copy of which is available on the Company’s website, www.atlam.com. The Audit Committee met five times during 2018.

Due to its status as a controlled company pursuant to NASDAQ Rules and the related historically small turnover of its members, the Board has not historically foreseen the need to establish a separate nominating committee or adopt a written charter to govern the director nomination process. The Company’s controlling shareholder and the Board of Directors have generally addressed the need to retain members and fill vacancies after discussion among current members, or the members of the Executive Committee, if necessary in lieu of the full Board, and the Company’s management, with the input from the Company’s controlling shareholder. The Board of Directors does not have any specific qualifications that are required to be met by director candidates and does not have a formal process for identifying and evaluating director candidates.

Additionally, the Board of Directors does not have a formal policy with respect to the consideration of any director candidates recommended by shareholders and, for the foregoing reasons, has determined that it is appropriate not to have such a formal policy at this time. The Board of Directors, however, will give due consideration to director candidates recommended by shareholders. Any shareholder that wishes to nominate a director candidate should submit complete information as to the identity and qualifications of the director candidate to the Board of Directors, including all information that would be required to be disclosed about that person in a proxy statement relating to the election of directors, at the address and in the manner set forth below for communication with the Board.

Executive sessions of the “independent” members of the Board of Directors are held as needed and determined by those Directors at the conclusion of each of the regular board meetings; but no less than annually at the first regular Board meeting in each calendar year.

The Board of Directors met four times in 2018. Each current Director attended all of the meetings of the Board and its committees of which he or she was a member during 2018. The Company does not have a formal policy regarding Director attendance at its annual meetings, but attendance by the Directors is encouraged and expected. At the Company’s 2018 annual meeting of shareholders, all of the Company’s directors attended in person.

Shareholders may communicate with members of the Board of Directors by mail addressed to the full Board of Directors, a specific member of the Board of Directors or a particular committee of the Board of Directors, at Atlantic American Corporation, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319.

Report of the Audit Committee

The Audit Committee (the “Committee”) oversees the Company’s (i) financial reports and other financial information; (ii) systems of internal controls regarding finance, accounting, legal compliance and ethics; and (iii) auditing, accounting and financial reporting processes. The Company’s management has the primary responsibility for the financial statements and the reporting processes, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements of the Company as of and for the year ended December 31, 2018, including a discussion of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and expressing an opinion thereon. During 2018, the Committee reviewed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States, including the items set out in Auditing Standard No. 16, Communication with Audit Committees, issued by the PCAOB. In addition, the Committee has discussed with the Company’s independent auditors for the fiscal year ended December 31, 2018 the auditors’ independence from management and the Company, including the matters in the written disclosures received as required by Independence Standards Board Standard No. 1, and considered the compatibility of nonaudit services provided to the Company by Dixon Hughes with the maintenance of the auditors’ independence.

The Committee discussed with the Company’s independent auditors for the fiscal year ended December 31, 2018 the overall scope and plans for the 2018 audit. The Committee met with such independent auditors, with and without management present, to discuss, among other things, the results of their audit, their considerations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing its functions, the Committee acts in an oversight capacity. In its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for the Company’s financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the Company’s annual financial statements as to their conformity with generally accepted accounting principles.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

THE AUDIT COMMITTEE

D. Keehln Wheeler, Chairman
Joseph M. Scheerer
Mark E. Preisinger

March 25, 2019

2.	RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is required by law and applicable NASDAQ Rules to be directly responsible for the appointment, compensation and retention of the Company’s independent registered public accounting firm. The Audit Committee has appointed Dixon Hughes as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. As disclosed previously, on September 13, 2018, the Audit Committee determined to appoint Dixon Hughes as the Company’s independent registered public accounting firm, commencing with the quarter ended September 30, 2018 and for the fiscal year ended December 31, 2018, and to end the engagement of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm. The Audit Committee’s decision to change its independent registered public accounting firm during 2018 was not the result of any disagreement with BDO.

The audit reports of BDO on the Company’s consolidated financial statements as of and for the years ended December 31, 2016 and 2017 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2016 and 2017, and through September 17, 2018, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K, with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter in connection with its reports; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

While shareholder ratification of the selection of Dixon Hughes as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise, the Board of Directors is submitting the selection of Dixon Hughes to the shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

A representative from Dixon Hughes is expected to be present at the Meeting and will have the opportunity to make any statement if such representative desires to do so, and, if present, will be available to respond to appropriate questions.

Amounts paid to, or billed by, the Company’s independent registered public accounting firms, during the two most recent fiscal years by category were as follows:

Audit Fees

The Company has paid or expects to pay Dixon Hughes approximately $330,000, in the aggregate, for professional services it rendered for the audit of the Company’s consolidated financial statements and audits of subsidiary company statutory reports for the fiscal year ended December 31, 2018 and the reviews of the interim financial statements included in our quarterly report on Form 10-Q for the quarterly period ended September 30, 2018. The Company paid BDO $122,000, in the aggregate, for professional services it rendered for the reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018.

The Company paid BDO $418,600, in the aggregate, for professional services it rendered for the audit of the Company’s consolidated financial statements and audits of subsidiary company statutory reports for the fiscal year ended December 31, 2017 and the reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q filed during the fiscal year ended December 31, 2017.

Audit - Related Fees

During the fiscal year ended December 31, 2018, the Company engaged BDO to audit the December 31, 2017 financial statements of The Atlantic American Corporation 401(k) Retirement Savings Plan (the “Plan”). Audit-related fees paid to BDO for the Plan audit were $34,000. During the fiscal year ended December 31, 2017, the Company paid BDO $31,400 in audit-related fees for the audit of the December 31, 2016 financial statements of the Plan.

Tax Fees

There were no tax fees paid to either Dixon Hughes or BDO in 2018 or 2017.

All Other Fees

Dixon Hughes and BDO did not provide any other category of products and services to the Company during the fiscal years ended December 31, 2018 or 2017 and, accordingly, no other fees were paid thereto in either 2018 or 2017.

The Audit Committee considers whether the provision of non-audit services by the Company’s independent registered public accounting firm is compatible with maintaining auditor independence. All audit and non-audit services to be performed by the Company’s independent registered public accounting firm must be, and for 2018 and 2017 were, approved in advance by the Audit Committee. Pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy (the “Policy”) and as permitted by SEC rules, the Audit Committee may delegate pre-approval authority to any of its members, provided that any service approved in this manner is reported to the full Audit Committee at its next meeting.

The Policy provides for a general pre-approval of certain specifically enumerated services that are to be provided within specified fee levels. With respect to requests to provide specifically enumerated services not specifically pre-approved pursuant to such general grant, such requests must be submitted to the Audit Committee by both the independent registered public accounting firm and the CFO, and must include a joint statement as to whether, in their view, the request is consistent with SEC rules on auditor independence. Such requests must also be specific as to the nature of the proposed service, the proposed fee and any other details the Audit Committee may request.

The Board of Directors recommends a vote FOR the ratification of the appointment of Dixon Hughes as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

3.	ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provide shareholders with the right to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC. This advisory shareholder vote is commonly referred to as the “say-on-pay” vote.

The Company’s executive compensation program is designed to retain and motivate highly qualified executive leadership with the talent to support the creation of long-term shareholder value. The Company’s executive compensation program is structured to recognize current achievement, while incentivizing toward longer-term goals and objectives. Equity incentives are also awarded to ensure that management’s interests are aligned with those of shareholders.

The say-on-pay vote gives you as a shareholder the opportunity to express your views on the compensation of our named executive officers. This vote is not intended to address any specific item of executive compensation, but rather the overall compensation of our named executive officers and the executive compensation philosophy, objectives, policies and practices of the Company. Accordingly, the Board of Directors recommends that shareholders approve the following advisory resolution:

“RESOLVED, that the shareholders of Atlantic American Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.”

Because this vote is advisory, it will not be binding on the Stock Option and Compensation Committee, the Board or the Company. However, it will provide information to our management and Stock Option and Compensation Committee regarding investor sentiment about our executive compensation philosophy, objectives, policies and practices, which management and the Stock Option and Compensation Committee will be able to consider when determining executive compensation for the remainder of fiscal 2019 and beyond.

The Board of Directors recommends a vote FOR the approval of the advisory vote on executive compensation.

4.	ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act also require us to provide shareholders the right to vote, on an advisory (nonbinding) basis, on the frequency with which the Company should provide shareholders an advisory vote on executive compensation, similar to that contained in Proposal 3 of this proxy statement, at future annual meetings of shareholders. Shareholders may vote for a “say-on-pay” vote to occur every one, two or three years, or may abstain from voting.

The Company recommends that a non-binding advisory vote to approve the compensation of its named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, occur every three years. The Company believes that providing shareholders an advisory vote on executive compensation every three years will be the most effective timeframe because it will provide the Board and the Stock Option and Compensation Committee with sufficient time to evaluate the results of a say-on-pay vote, engage with the Company’s shareholders following each such vote, if appropriate, to understand any concerns the Company’s shareholders may have, and to implement any changes they deem appropriate in response to the vote results. In addition, one aspect of the Company’s executive compensation philosophy is the alignment of its named executive officers’ long-term interests with those of its shareholders, and a vote every three years will provide shareholders with additional time to evaluate the effectiveness of the Company’s executive compensation philosophy as it relates to Company performance.

Because this vote is advisory, it will not be binding on the Board, the Stock Option and Compensation Committee or the Company. However, we expect the Board to give due consideration to the preference selected by a majority of shareholders when determining the frequency with which the Company will provide shareholders an advisory vote on executive compensation at future annual meetings of shareholders.

The Board of Directors recommends a vote for THREE YEARS for the frequency of the advisory vote on executive compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth ownership information regarding our outstanding equity securities as of March 15, 2019 by: (i) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock of the Company; (ii) each Director, which includes all Director nominees; (iii) each executive officer named in the Summary Compensation Table below; and (iv) all of the Company’s Directors and executive officers as a group. The address of each such person, and entities controlled by such person is: c/o Atlantic American Corporation, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319.

	Common Stock(1)			Series D Preferred Stock(1)
Name of Stockholder	Number of Shares		Percent of Class	Number of Shares		Percent of Class
Harriett J. Robinson	15,193,746	(2)	75.39%	55,000	(2)	100%
Hilton H. Howell, Jr.	779,521	(3)	3.87%	—		—
Robin R. Howell	4,016,356	(4)	19.93%	—		—
Mark E. Preisinger	10,000		*	—		—
Joseph M. Scheerer	20,000		*	—		—
Scott G. Thompson	115,954		*	—		—
D. Keehln Wheeler	20,000		*	—		—
J. Ross Franklin	24,031	(5)	*	—		—
All directors and executive officers as a group (8 persons)	16,163,252	(6)	80.20%	55,000		100%
*	Represents less than one percent.
(1)	All shares of stock are owned “beneficially” as set forth in the rules of the SEC. Under those rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of, or to direct the disposition of, such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership (such as by exercise of options) within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as indicated in other notes to this table, directors and executive officers possessed sole voting and investment power with respect to all shares of stock referred to in the table. Except upon the occurrence of certain events, shares of Series D preferred stock, par value $1.00 per share (the “Series D Preferred Stock”), are not entitled to any vote, whereas each share of Common Stock entitles its holder to one vote. The shares of Series D Preferred Stock, are not currently convertible, but may become convertible into shares of Common Stock under certain conditions.
(2)	Includes: 8,042,048 shares of Common Stock held in trust for her children, with respect to which she serves as trustee; 806,751 shares of Common Stock held in trust for her grandchildren, with respect to which she serves as trustee; 3,756,746 shares of Common Stock owned by Gulf Capital Services, LLLP; 1,363,809 shares of Common Stock and 55,000 shares of Series D Preferred Stock owned by Delta Life Insurance Company (“Delta Life”); and 300,000 shares of Common Stock owned by Delta Fire & Casualty Insurance Company, all of which entities are controlled by Mrs. Robinson.
(3)	Includes: 251,147 shares held pursuant to the Company’s 401(k) Plan; and 63,100 shares owned directly or indirectly by his wife, excluding shares held in a trust for her benefit over which she does not have voting or dispositive power.
(4)	Includes: 3,953,256 shares held in a trust for her benefit over which Harriett J. Robinson serves as trustee; 2,175 shares held in an individual retirement account; and 38,000 shares owned by Mrs. Howell as custodian for her children. Does not include any shares held by Mr. Howell (see note 3 above).
(5)	Includes 19,000 shares of restricted stock as to which the holder has voting, but not dispositive power.
(6)	See notes 2 through 5 above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers, and any persons holding more than ten percent of any class of the Company’s equity securities registered pursuant to the Exchange Act are required to file with the SEC initial reports of ownership and reports of changes of ownership of Common Stock of the Company, and to furnish the Company with copies of such reports. To the Company’s knowledge, all such filings were timely completed during the year ended December 31, 2018. In making this determination, the Company has relied on written representations of its directors and executive officers and its receipt of copies of the reports that have been filed with the SEC.

EXECUTIVE COMPENSATION

Summary Compensation Table

There is shown below information concerning the annual compensation for services in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2018 and 2017 by the: (i) Chairman, President and Chief

Executive Officer of the Company and (ii) the Chief Financial Officer of the Company at December 31, 2018, who are the only executive officers of the Company (together, the “named executive officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)		All Other Compensation ($)		Total ($)
Hilton H. Howell, Jr.	2018	500,000	450,000	-0-		108,585	(2)	1,058,585
Chairman of the Board,	2017	500,000	450,000	-0-		110,519	(3)	1,060,519
President and CEO

J. Ross Franklin	2018	275,000	125,000	-0-		49,169	(4)	449,169
Vice President,	2017	166,348	100,000	21,300	(5)	11,621		299,270
CFO and Secretary
(1)	Discretionary bonuses awarded by the Stock Option and Compensation Committee.
(2)	Includes fees paid in cash for serving as a director of the Company and subsidiaries of $76,000.
(3)	Includes fees paid in cash for serving as a director of the Company and subsidiaries of $76,000.
(4)	Includes fees paid in cash for serving as a director of the Company and subsidiaries of $18,000.
(5)	Mr. Franklin was granted 6,000 shares of restricted stock on July 31, 2017. Grant date fair value was $3.55 per share. Shares vest one-third each of July 31, 2018, 2019, and 2020.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2018 for the named executive officers.

Stock Awards
Name	# of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
Hilton H. Howell, Jr.	—	-0-	—	-0-
J. Ross Franklin	—	-0-	19,000	$45,790
(1)	Calculated by multiplying $2.41, the closing market price per share of Common Stock on December 31, 2018, by the number of restricted shares that have not vested.

Compensation of Directors

The Company’s policy is to pay all members of the Board of Directors $10,000 for each Board meeting attended, whether in person or telephonically, and $1,000 for each committee meeting attended, whether in person or telephonically. In addition, Directors are reimbursed for actual expenses incurred in connection with attending meetings of the Board and/or committees of the Board. The meeting fees are paid in cash. Pursuant to the Company’s 2012 Incentive Plan, Directors are eligible to receive stock options to purchase shares of Common Stock and other equity awards. No such awards were made in 2017 or 2018.

The following table provides information about the compensation paid for services as a director of the Company for the year ended December 31, 2018. See the “Summary Compensation Table” above for additional information on the total compensation paid to Mr. Howell for all services provided to the Company and its subsidiaries.

2018 Director Compensation
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Hilton H. Howell, Jr.	40,000	-0-	-0-		40,000	(2)(3)
Robin R. Howell	40,000	-0-	-0-		40,000	(3)
Mark E. Preisinger	45,000	-0-	-0-		45,000
Joseph M. Scheerer	45,000	-0-	-0-		45,000
Scott G. Thompson	40,000	-0-	-0-	(4)	40,000
D. Keehln Wheeler	45,000	-0-	-0-		45,000
(1)	Grant date fair value of stock awards calculated in accordance with the Financial Accounting Standard Board’s Accounting Standards Codification 718. For a discussion of assumptions underlying the value of equity incentive awards, see note 10 of the notes to the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.
(2)	All fees earned or paid in cash are included under the heading “All Other Compensation” in the Summary Compensation Table above.
(3)	Does not include amounts deemed received pursuant to certain related transactions and described below in “Certain Relationships and Related Transactions.”
(4)	For Mr. Thompson, excludes compensation received as an employee of a subsidiary of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company leases space for its principal offices, as well as the principal offices of certain of its subsidiaries, from Delta Life. Delta Life is controlled by Harriett J. Robinson, a former member of our Board of Directors. In addition, Mr. Howell and Mrs. Howell are officers, directors and/or shareholders in Delta Life. Under the terms of the lease, the Company pays annual rent of approximately $0.5 million, plus a pro rata share of all real estate taxes, general maintenance and service expenses and insurance costs with respect to the office building and related facilities. The lease does not have a set termination date, but is terminable by either party with at least twelve months advance notice. The terms of the lease are believed by management of the Company to be comparable to terms that could be obtained by the Company from unrelated parties for comparable rental property. In each of 2018 and 2017, the Company paid approximately $0.8 million and $0.9 million, respectively, to Delta Life under the terms of the lease.

In each of 2018 and 2017, Gray Television, Inc. (“Gray”) paid the Company approximately $0.4 million and $0.6 million, respectively, in employer paid premiums related to a group accident plan. Mr. Howell is the chairman and chief executive officer, and Mrs. Howell is a director, of Gray.

The Company has outstanding 55,000 shares of its Series D Preferred Stock, all of which is owned by Delta Life. The outstanding shares of Series D Preferred Stock have a par value of $1 per share and redemption value of $100 per share; accrue annual dividends at a rate of $7.25 per share (payable in cash or shares of the Company’s common stock at the option of the Board of Directors of the Company) and are cumulative; in certain circumstances may be convertible into an aggregate of approximately 1,378,000 shares of Common Stock, subject to certain adjustments and provided that such adjustments do not result in the Company issuing more than approximately 2,703,000 shares of common stock without obtaining prior shareholder approval; and are redeemable solely at the Company’s option. The Series D Preferred Stock is not currently convertible. The Company had accrued, but unpaid, dividends, on the Series D Preferred Stock of $17,722 at December 31, 2018 and 2017. During each of 2018 and 2017, the Company paid Series D Preferred Stock dividends of $0.4 million.

OTHER BUSINESS

Management of the Company knows of no matters other than those stated above which are to be brought before the Meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the proxies to vote thereon in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Shareholder proposals to be presented at the next annual meeting of shareholders must be received by the Company no later than November 27, 2019, in order to be considered for inclusion in the proxy statement for the 2020 annual meeting of shareholders. Any such proposal should be addressed to the Company’s President and mailed to 4370 Peachtree Road, N.E., Atlanta, Georgia 30319-3000. In accordance with the rules of the SEC, if the shareholder has not given a notice of a proposal to the Company by February 10, 2020, the persons appointed as proxies for the 2020 annual meeting of shareholders may exercise discretionary authority to vote on any such shareholder proposal.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
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ATLANTIC AMERICAN CORPORATION

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 20, 2019.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES, "FOR" PROPOSALS 2 AND 3 AND FOR "3 YEARS" ON PROPOSAL 4. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1. Election of Directors
   - (1) Hilton H. Howell, Jr.
   - (2) Robin R. Howell
   - (3) Mark E. Preisinger
   - (4) Joseph M. Scheerer
   - (5) Scott G. Thompson
   - (6) D. Keehln Wheeler

   FOR all Nominees listed to the left ☐
   WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) ☐

   FOR ☐ AGAINST ☐ ABSTAIN ☐

(Instruction: To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's name on the line below)

____

   FOR ☐ AGAINST ☐ ABSTAIN ☐

   3 YEARS ☐ 2 YEARS ☐ 1 YEAR ☐ ABSTAIN ☐

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________**, 2019**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

ATLANTIC AMERICAN CORPORATION

4370 Peachtree Road, N.E.
Atlanta, Georgia 30319-3000

The undersigned hereby appoints Hilton H. Howell, Jr. and J. Ross Franklin, or either of them, as proxies with full power of substitution and resubstitution, to vote on the undersigned`s behalf at the Annual Meeting of Shareholders of Atlantic American Corporation, to be held at 10:00 A.M., Eastern Time, on May 21, 2019, at the principal executive offices of the Company, 4370 Peachtree Road, N.E., Atlanta, Georgia, and at all adjournments or postponements thereof, upon all business as may properly come before the meeting, including the business described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is acknowledged.

PROXIES WILL BE VOTED IN ACCORDANCE WITH ANY INSTRUCTIONS INDICATED ON THE REVERSE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES, "FOR" PROPOSALS 2 AND 3 AND FOR "3 YEARS" ON PROPOSAL 4. IN THEIR DISCRETION, THE PROXIES WILL BE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

(Continued, and to be marked, dated and signed, on the other side)